                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported)   June 11, 1999
                                                          ------------------
                            Lam Research Corporation
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

            0-12933                                       94-2634797
    ------------------------                   ---------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)

     4650 Cushing Parkway, Fremont, California              94538
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(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code         (510) 659-0200
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.


The Board of Directors of the Company has authorized the Company to acquire from independent third parties (the "Third Parties") options to purchase up to 3.5 million shares of the Company's common stock. These call options are to be acquired to offset the anticipated dilutive effect of a potential conversion into common stock of subordinated debt previously issued by the Company and due September 2, 2002. The Board also authorized the Company to enter into put options with the same Third Parties covering up to 5.25 million shares of the Company's common stock. The premiums the Company will receive over the course of the program from the sale of the put options to the Third Parties are intended to offset in full the premium cost to the Company of the call options.

Pursuant to this authorization, described above, the Company has as of June 11, 1999 acquired options to purchase 1.24 million shares of common stock; the weighted average exercise price of these options is $33.87. The call options provide that the maximum benefit to the Company of the call options at expiration is $53.90 per option share (the difference between $87.77, which is the conversion price of the debentures, and the weighted average exercise price of the call options). The Company has also entered put options with the same Third Parties covering 1.86 million shares of its common stock, giving those Third Parties the right to sell to the Company shares of the Company's common stock at a weighted average price of $28.43 per share.

The call and put options are European style options exercisable upon expiration; all of the options expire not later than September 3, 2002, which is the business day preceding the date on which the Company's subordinated debt must either be converted or retired. Upon option exercise, the Company has the ability, at its option, to permit the options to be physically settled (i.e., shares would be delivered to the Company against payment of the exercise price), settled in cash (i.e., by a payment from one party to the other of the value of the option being exercised) or, "net settled" in shares (i.e., by delivery of a number of shares of common stock having a value equal to the value of the option being exercised). The Company can also unwind the options prior to expiration for a settlement value determined from time to time by the appropriate Third Party. While the options are only exercisable at expiration, the terms of the contracts with the Third Parties provide for early termination and settlement of the options upon the occurrence of certain events, including without limitation the Company's material breach of the agreement, default on certain indebtedness or covenants relating to the Company's financial condition, reduction in the Company's Standard & Poor's credit rating below B or a drop in the price of the Company's common stock to less than $5.00 per share.

The option positions described above will be of value to the Company if the Company's stock price exceeds the exercise price of the call options at the time the option is exercised. Of course, the Company's stock price could also decline. If the Company's stock price on the exercise date of the options were below the put option exercise price, the Company would have to settle its obligations with respect to the put options based on the difference between the then price of the Company's stock and the put option exercise price, and the resulting expenditure (whether settled in cash or stock) could be significant.

If settlement were to occur prior to option expiration because of the occurrence of an event giving the Third Parties the right to terminate the transactions, the Company will be required both to pay to the Third Parties the value of their position (which would depend on a number of factors, including the time remaining to expiration and the volatility of the Company's common stock) which could be greater or lesser than the difference between the options' exercise prices and the then market price of the Company's stock, as well as any costs or expenses incurred by the Third Parties as a result of unwinding the transactions.

The Company has to date deposited $8.49 million as security for its obligations under the put options. The Company is required to increase this amount if the Company enters into additional option transactions with the Third Parties. The Company will also have to increase the amount of this security deposit by the amount from time to time that the put options are actually in the money.

The Company may enter into additional call or put option transactions with the Third Parties or others, pursuant to the board authorization described above and subject to market conditions and the Company's normal blackout periods and prices.

This option purchase program is separate from share repurchase programs previously announced by the Company in Form 8-K filings with the Securities and Exchange Commission dated September 16, 1998 and March 4, 1999.


ITEM 7.  EXHIBITS.

All options transactions completed to date have been completed pursuant to documents either in the form of those attached as Exhibit 10.67 or as Exhibit 10.68.

      Exhibit No.                       Description
      -----------                       -----------
        10.67                      OTS Issuer Stock Option Master Agreement
                                   between the Company and Goldman Sachs & Co.
                                   and Collateral Appendix thereto.

        10.68 Form of ISDA Master Agreement and related documents between the Company and Credit
                                   Suisse Financial Products.

        99.1                       Press Release dated June 21, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Lam Research Corporation
                                        ----------------------------------------
                                                     (Registrant)

Date      June 21, 1999                 By: Mercedes Johnson
    ------------------------                -----------------------------------
                                        Title:  Vice President
                                               --------------------------------
                                                Chief Financial Officer
                                               --------------------------------

                                  EXHIBIT INDEX



      Exhibit No.                       Description
      -----------                       -----------
        10.67                      OTS Issuer Stock Option Master Agreement
                                   between the Company and Goldman Sachs & Co.
                                   and Collateral Appendix thereto.

        10.68 Form of ISDA Master Agreement and related documents between the Company and Credit
                                   Suisse Financial Products.

        99.1                       Press Release dated June 21, 1999.